EXHIBIT 99.1


FOR:       AMREP Corporation
           300 Alexander Park, Suite 204
           Princeton, New Jersey 08540

CONTACT:   Peter M. Pizza
           Vice President and Chief Financial Officer
           (609) 716-8210
           (609) 716-8255 (fax)


                     AMREP REPORTS BEST YEAR IN ITS HISTORY,
            WITH RECORD REVENUES, NET INCOME AND EARNINGS PER SHARE,
             DESPITE LOWER FOURTH QUARTER RESULTS VERSUS PRIOR YEAR

                      COMPANY ALSO ANNOUNCES A SPECIAL CASH
                  DIVIDEND OF $1.00 PER SHARE AND AUTHORIZATION
             TO REPURCHASE UP TO 500,000 SHARES OF ITS COMMON STOCK


Princeton, New Jersey, July 16, 2007 - AMREP Corporation (NYSE: AXR) today reported net income of $45,106,000, or $6.78 per share, for its fiscal year ended April 30, 2007 compared to net income of $26,050,000, or $3.93 per share, in fiscal 2006. The 2007 results consisted of net income from continuing operations of $46,697,000, or $7.02 per share, and a net loss from discontinued operations of $1,591,000, or $0.24 per share, versus net income from continuing operations of $22,494,000, or $3.39 per share, and net income from discontinued operations of $3,556,000, or $0.54 per share, in 2006. Fiscal 2007 revenues were $204,839,000 compared to $148,296,000 in fiscal 2006. Fiscal 2007 net income and earnings per share were records for any year in the Company's history and were primarily attributable to higher gross profits associated with increased land sales at the Company's AMREP Southwest subsidiary. Fiscal 2007 revenues also set a new Company record.

For the fourth quarter of fiscal 2007, net income was $6,310,000, or $0.95 per share, compared to net income of $10,389,000, or $1.56 per share, in the same period of 2006. Fourth quarter 2007 net income consisted of income from continuing operations of $7,901,000, or $1.19 per share, and a loss from discontinued operations of $1,591,000, or $0.24 per share, while results for the fourth quarter of 2006 were entirely from continuing operations. Fourth quarter 2007 revenues were $48,326,000 versus $47,846,000 in the same period last year.

Net income from discontinued operations in 2006 reflected the first quarter gain from the disposition of the primary assets of the Company's El Dorado, New Mexico water utility subsidiary, which were taken through condemnation proceedings, while the loss from discontinued operations reported in the fourth quarter of 2007 resulted from the settlement of all litigation related to that subsidiary.

Revenues from land sales at AMREP Southwest increased from $57,810,000 in fiscal 2006 to $95,825,000 in fiscal 2007 due to higher average selling prices and increased sales of both developed and undeveloped lots as well as commercial and industrial property in the Company's principal market of Rio Rancho, New Mexico. Fourth quarter revenues from land sales decreased from $26,129,000 last year to $15,065,000 in the current year reflecting a softening of the Rio Rancho real estate market in recent months. The average gross profit percentage on land sales increased from 62% and 54% in the fourth quarter and full year of fiscal 2006 to 68% in each of the comparable periods of fiscal 2007 as a result of both higher average selling prices in 2007 and a change in the mix of developed and undeveloped residential lots sold in each of the periods. The pretax profit from real estate operations increased for all of fiscal 2007 versus 2006, but for the fourth quarter was less in 2007 than in 2006 on lower revenues. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's Kable Media Services, Inc. subsidiary increased from $21,164,000 and $88,463,000 in the fourth quarter and full year of fiscal 2006 to $32,173,000 and $100,505,000 in the same periods of fiscal 2007. These increases were primarily due to the January 16, 2007 acquisition by Kable's Fulfillment Services segment of Palm Coast Data Holdco, Inc, which through its subsidiary, Palm Coast Data LLC, is a major provider of fulfillment services for magazine publishers and others. As a result of this acquisition, Kable has solidified its position as the second largest provider of subscription fulfillment services to magazine publishers in the United States. Within Kable Media Services, which includes both Newsstand Distribution Services and Fulfillment Services, commission revenues from the Newsstand Distribution Services segment increased by approximately 4% and 6% for the three and twelve month periods ended April 30, 2007 versus the same periods of fiscal 2006, largely as the result of new business, while there was a decline in revenues of the Fulfillment Services segment before taking into account the Palm Coast acquisition.

On a separate matter, AMREP announced that its Board of Directors today declared a special cash dividend of $1.00 per share payable on August 24, 2007 to shareholders of record at the close of business on August 10, 2007. At the same time, the Board also authorized the Company to repurchase up to 500,000 shares of its outstanding common stock. The purchases may be made from time-to-time either in the open market or through negotiated private transactions with non-affiliates of the Company. No assurance can be given as to the time period over which any shares will be purchased or as to whether or to what extent the share purchase program will be consummated. The Company expects to fund any share purchases from internally generated cash or from borrowings. The Company now has 6,653,612 shares of common stock outstanding, and the 500,000 shares authorized to be repurchased equal approximately 7.5% of such outstanding shares.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

                             -----------------------



                            (Financial Data Follows)


                       AMREP CORPORATION AND SUBSIDIARIES
                        FINANCIAL HIGHLIGHTS (UNAUDITED)


                                                            Three Months Ended April 30,
                                                            ----------------------------
                                                            2007                    2006
                                                            ----                    ----
Revenues                                             $    48,326,000         $    47,846,000

Net income (loss):
 Continuing operations                               $     7,901,000         $    10,389,000
 Discontinued operations                                  (1,591,000)                    -
                                                     -----------------       ----------------
                                                     $     6,310,000         $    10,389,000
                                                     -----------------       ----------------

Earnings (loss) per share - Basic and Diluted:
 Continuing operations                               $          1.19         $          1.56
 Discontinued operations                                       (0.24)                   -
                                                     -----------------       ----------------
                                                     $          0.95         $          1.56
                                                     -----------------       ----------------

Weighted average number of common shares
outstanding                                                6,653,000               6,640,000
                                                     -----------------       ----------------


                                                            Twelve Months Ended April 30,
                                                            -----------------------------
                                                            2007                    2006
                                                            ----                    ----
Revenues                                             $   204,839,000         $   148,296,000

Net income (loss):
 Continuing operations                               $    46,697,000         $    22,494,000
 Discontinued operations                                  (1,591,000)              3,556,000
                                                     -----------------       ----------------
                                                        $ 45,106,000         $    26,050,000
                                                     -----------------       ----------------

Earnings (loss) per share - Basic and Diluted:
 Continuing operations                               $          7.02         $          3.39
 Discontinued operations                                       (0.24)                   0.54
                                                     -----------------       ----------------
                                                     $          6.78         $          3.93
                                                     -----------------       ----------------

Weighted average number of common shares
outstanding                                                6,650,000               6,633,000
                                                     -----------------       ----------------


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